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                                                                    EXHIBIT 99.2

REVOCABLE PROXY                                                  ORDINARY SHARES

                              ACCORD NETWORKS LTD.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE EXTRAORDINARY GENERAL MEETING OF THE SHAREHOLDERS TO BE HELD FEBRUARY 28, 2001.

The undersigned hereby appoints Jules L. DeVigne and Sigi Gavish, and each of them, proxies, with full power of substitution, to act for and in the name of the undersigned to vote all ordinary shares of Accord Networks Ltd. that the undersigned is entitled to vote at the extraordinary general meeting of shareholders to be held February 28, 2001 at Accord's Israeli offices located at 94 Derech Em Hamoshavot, Petach - Tikva 49130, Israel, and at any and all adjournments thereof, as indicated below.

THIS PROXY CARD WILL BE VOTED AS DIRECTED. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY CARD WILL BE VOTED IN THE DISCRETION OF THE PROXIES "FOR" THE ADOPTION OF THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, DATED AS OF DECEMBER 5, 2000, BY AND AMONG POLYCOM, INC., MERGER SUB LTD., A WHOLLY-OWNED SUBSIDIARY OF POLYCOM, INC., AND ACCORD NETWORKS LTD., AS AMENDED BY THE AMENDMENT DATED AS OF JANUARY 25, 2001, AND APPROVAL OF THE MERGER OF ACCORD NETWORKS LTD. WITH MERGER SUB LTD. IN ACCORDANCE WITH THE TERMS OF THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

If any other business is properly presented to the shareholders at the extraordinary general meeting, this proxy card will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the meeting. If the undersigned elects to withdraw this proxy card on or before the time of the extraordinary general meeting or any adjournments thereof and notifies the secretary of Accord Networks Ltd. in writing at or prior to the extraordinary general meeting of the decision of the undersigned to withdraw this proxy card, then the power of said proxies shall be deemed terminated and of no further force and effect. If the undersigned withdraws this proxy card in the manner described above and prior to the extraordinary general meeting and does not submit a duly executed and subsequently dated proxy card to Accord Networks Ltd., the undersigned may vote in person at the extraordinary general meeting all ordinary shares of Accord owned by the undersigned as of the record date, January 22, 2001.

The Board of Directors recommends a vote FOR adoption of the agreement and plan of merger and reorganization and approval of the merger of Accord Networks Ltd. with Merger Sub Ltd., a wholly-owned subsidiary of Polycom, Inc. in accordance with the terms of the agreement and plan of merger and reorganization.

DETACH HERE                            /X/ PLEASE MARK VOTES AS IN THIS EXAMPLE.

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1.   Proposal to approve and adopt the Agreement and Plan of Merger and
     Reorganization, dated as of December 5, 2000, by and among Polycom, Inc., Merger Sub Ltd., a wholly-owned subsidiary of Polycom, and Accord Networks Ltd., as amended by the Amendment dated as of January 25, 2001, (the "Merger Agreement") and approve the merger of Accord Networks Ltd. with Merger Sub Ltd., a wholly-owned subsidiary of Polycom Inc., in accordance with the terms of the Merger Agreement

           FOR     / /         AGAINST     / /          ABSTAIN   / /

In their discretion, the proxies are authorized to vote upon such other matter(s) which may properly come before the meeting or any and all continuation(s) or adjournment(s) thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW         / /

PLEASE INDICATE BELOW WHETHER OR NOT YOU ARE RELATED TO POLYCOM, INC. OR TO MERGER SUB LTD. IF YOU DO NOT INDICATE BELOW, YOUR VOTE WILL NOT BE COUNTED.

You will be considered to be related to Polycom, Inc. or Merger Sub Ltd. if:

(A) you are a person or entity that holds, directly or indirectly, 25% or more of:

     (i)    the nominal value of the issued and outstanding share capital;
     (ii)   the right to appoint directors; or
     (iii)  the voting power

of Merger Sub Ltd. or of Polycom, Inc.; or

(B)  you are a relative of or a corporation controlled by:

     (i)    Polycom;
     (ii)   Merger Sub Ltd.; or
     (iii)  a person or entity as set forth in (A) above.

The term "control" means the ability to direct the operations of a corporate entity.

I AM related to Polycom or to Merger Sub Ltd.       / /
I AM NOT related to Polycom or to Merger Sub Ltd.   / /

This proxy card should be marked, dated and signed by the shareholder(s) exactly as his, her or its name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person. If shares are held by joint tenants or as community property, all should sign.

Signature:__________________ Date:_____ Signature:__________________ Date:_____



PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED PREPAID ENVELOPE.


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